Corporate Resource Services to Expand Professional Services

NEW YORK, N.Y. -- (Business Wire) – October 2, 2013 -- Corporate Resource Services, Inc. (NASDAQ: CRRS), a diversified technology, staffing, recruiting and consulting services firm,  today announced that it is expanding the Professional Services segment of its  business.

“Over the past eighteen months, we have been building our accounting and finance staffing and recruiting services practice,  spearheaded from our Irvine, California and New York City offices,” said John Messina, Chief Executive Officer of Corporate Resource Services.  “Our initial investment has paid off as this business has rapidly achieved gross margins much higher than our traditional business and operating margins that are impressive for a start-up. We have been fortunate to establish high-end relationships with many prominent financial institutions and professional services firms throughout the United States.”

“This is a business unit that we established in 2012, knowing that we had the opportunity to realize higher gross margins on bill rates in excess of $100 per hour,” said Mark S. Levine, Chief Operating Officer of CRS. “We have executed on our plan and built a team of consulting professionals that have past experience with major CPA Firms and large business consulting firms like Cap Gemini and Jefferson Wells. In addition, we have partnered with a large national CPA firm to provide contract staff for their project based solutions. We expect that this relationship alone will generate several million dollars in consulting business with 35%+ gross margins. This is just the tip of the iceberg for CRS in this high-end niche and we are investing in additional resources for our accounting and finance staffing team. We understand this business and are eager to capitalize on the opportunity for diversification of our portfolio of services, increasing our profitability and creating greater shareholder value.”

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services.  The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 231 staffing and on-site facilities in 42 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380